Exhibit 10.42

FIRST AMENDMENT TO CREDIT AGREEMENT

MULTI-COLOR CORPORATION, an Ohio corporation (the “Company”), PNC BANK, NATIONAL ASSOCIATION, KEYBANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL ASSOCIATION and HARRIS TRUST AND SAVINGS BANK (each individually a “Lender” and collectively the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the “Agent”), hereby agree as follows effective as of December 30, 2003 (the “Effective Date”):

1.	Recitals.

1.1	Effective as of July 12, 2002, the Company, the Lenders and the Agent entered into a Fifth Amended and Restated Credit, Reimbursement and Security Agreement, which amended and fully restated a Credit, Reimbursement and Security Agreement originally dated as of July 15, 1994 (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement.

1.2	The Company has requested that the Lenders amend certain financial covenants and other provisions of the Credit Agreement, and the Lenders are willing to do so subject to and in accordance with the terms of this First Amendment to Credit Agreement (this “Amendment”).

2.	Amendments.

2.1	Section 1.1.53 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

1.1.53	“Fixed Charge Coverage Ratio” will mean for the Company and its Subsidiaries on a consolidated basis the ratio of (i) Adjusted EBITDA minus Unfunded Capital Expenditures to (ii) Fixed Charges.

2.2	Section 1.1.54 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

1.1.54	“Fixed Charges” will mean for any period of determination the sum of interest expense, scheduled principal payments on long-term debt, scheduled payments under capital leases, income taxes paid, and dividends and distributions to shareholders, in each case of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

2.3	Section 10.5 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

10.5	Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, calculated as of the end of each Fiscal Quarter on a trailing four quarters basis, to be less than the following: (i) 1.10 to 1.00 as of the end of any Fiscal Quarter during the period from December 31, 2003 through September 30, 2004; and (ii) 1.25 to 1.00 as of the end of any Fiscal Quarter thereafter. The Lenders agree that up to $5,000,000 of capital expenditures incurred during the Fiscal Quarter ending December 31, 2003 will be treated as funded capital expenditures for purposes of calculating the Fixed Charge Coverage Ratio. The Lenders further agree that if the Company does not incur $5,000,000 of capital expenditures during the Fiscal Quarter ending December 31, 2003, then capital expenditures incurred during the Fiscal Quarter ending March 31, 2004 will be treated as funded capital expenditures for purposes of calculating the Fixed Charge Coverage Ratio, up to a maximum of $5,000,000 in the aggregate for both Fiscal Quarters.

3.	Representations, Warranties and Covenants of the Company. To induce the Lenders and the Agent to enter into this Amendment, the Company represents, warrants and covenants as follows:

3.1	The representations and warranties of the Company contained in Section 8 of the Credit Agreement are deemed to have been made again on and as of the date of execution of this Amendment and are true and correct as of the date of execution of this Amendment.

3.2	No Event of Default (as such term is defined in Section 11 of the Credit Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

3.3	The person executing this Amendment on behalf of the Company is a duly elected and acting officer of the Company and is duly authorized by the Board of Directors of the Company to execute and deliver this Amendment on behalf of the Company.

4.	Claims and Release of Claims by the Company. The Company represents and warrants that neither the Company nor any of its Subsidiaries has any claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, whether now accrued or hereafter maturing (collectively, “Claims”) against any Lender or the Agent, their respective direct or indirect parent corporations or any direct or indirect affiliates of such parent corporation, or any of the foregoing’s respective directors, officers, employees, agents, attorneys and legal representatives, or the successors or assigns of any of them (collectively, “Lender Parties”), that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As an inducement to the Lenders and the Agent to enter into this Amendment, the Company on behalf of itself, its Subsidiaries, and all of their respective successors and assigns, hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown, that directly or indirectly arise out of, are based upon, or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Credit Agreement or any documents executed in connection with the Credit Agreement or which was related to or connected in any manner, directly or indirectly, to any of the Notes or Letters of Credit.

5.	Conditions. The Lenders’ and the Agent’s obligations pursuant to this Amendment are subject to the following conditions:

5.1	The Agent shall have been furnished copies, certified by the Secretary of the Company, of resolutions of the Company’s Board of Directors authorizing the execution and delivery of this Amendment and all other documents executed in connection herewith.

5.2	The representations and warranties of the Company in Section 3, above, shall be true.

5.3	The Company shall pay all expenses and attorneys fees reasonably incurred by the Agent or the Lenders in connection with the preparation, execution and delivery of this Amendment and the related documents.

6.	General.

6.1	Except as expressly modified herein, the Credit Agreement is and remains in full force and effect.

6.2	Nothing contained herein will be construed as waiving any Default or Event of Default or will affect or impair any right, power or remedy of any Lender or the Agent under or with respect to the Credit Agreement or any agreement or instrument guaranteeing, securing or otherwise relating to the Credit Agreement.

6.3	This Amendment will be binding upon and inure to the benefit of the Company, the Lenders and the Agent and their respective successors and assigns.

6.4	All representations, warranties and covenants made by the Company herein will survive the execution and delivery of this Amendment.

6.5	This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

6.6	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio, without regard to conflict of laws principles.

Executed as of the Effective Date.

MULTI-COLOR CORPORATION,
as Company

By:	/s/ Dawn H. Bertsche
Dawn H. Bertsche
Vice President-Finance & CFO

PNC BANK, NATIONAL ASSOCIATION, on its own behalf as Lender and as Agent

By:	/s/ William R. Flax
Print Name:	William R. Flax
Title:	Credit Manager

KEYBANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Louis A. Fender
Print Name:	Louis A. Fender
Title:	Sr. Vice President

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Warren F. Weber
Print Name:	Warren F. Weber
Title:	First Vice President

HARRIS TRUST AND SAVINGS BANK, as Lender

By:	/s/ David L. Mistic
Print Name:	David L. Mistic
Title:	Vice President

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